Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-102593, 333-104958, 333-107756 and 333-108889 on Form S-3 and Registration Statement Nos. 333-160116 on Form S-8 of Dot Hill Systems Corp. of our report dated February 1, 2010 related to the consolidated financial statements of Cloverleaf Communication, Inc. as of and for the years ended December 31, 2009 and 2008, appearing in this Current Report on Form 8-K/A of Dot Hill Systems Corp.

/s/ Brightman Almagor Zohar & Co

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu

April 7, 2010